Exhibit 99.1

Arrow Resources Completes Symbol Change as of 12/20/05

Arrow Resources Development, Formerly CNE Group,

will Trade under the Symbol “ARWD”

NEW YORK – December 20, 2005 – Arrow Resources Development, Inc. (CNEI:BB), (ARWD:BB), announced that as of December 20, 2005 the symbol of the Company has been change to ARWD. The symbol change corresponds to the formal name change of the Company to Arrow Resources Development, Inc.

Contact

Investor & Public Relations

Harvey Goralnick/Alison Hart

FOCUS Partners LLC

212-752-9445

hg@focuspartners.com